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                                                                    EXHIBIT 10.3

                                                           AS AMENDED, EFFECTIVE
                                                               DECEMBER 13, 2004

                             EMS TECHNOLOGIES, INC.

                         DEFERRED COMPENSATION PLAN FOR
                             NON-EMPLOYEE DIRECTORS

                                    ARTICLE I
                            DEFERRAL OF COMPENSATION

1.1 PURPOSE AND ELIGIBILITY. This deferred compensation plan (this "Plan") for persons serving as members of the Board of Directors (the "Board") of EMS Technologies, Inc. (the "Company") who are not employed by the Company ("Non-Employee Directors") is adopted in order to allow each Non-Employee Director to (i) automatically defer a portion of his or her annual retainer for service on the Board (the "Retainer") as set forth in Section 1.2 below, and
(ii) defer the receipt of all or part of the balance of his or her Retainer and of his or her other compensation for service as a member of the Board or committees thereof (collectively, "Eligible Compensation") as set forth in
Section 1.3 below.

1.2 AUTOMATIC DEFERRAL. Each Non-Employee Director will have a portion of his or her Retainer then in effect automatically deferred and credited to his or her Deferral Account as set forth in Sections 2.1 and 2.2 below. The portion of the Retainer subject to such automatic deferral shall be determined from time to time, prior to the beginning of the calendar year, by the Nominating and Governance Committee of the Board (the "Committee"), but shall be not less than 40%. Subject to the other provisions of this Plan, all amounts deferred under this Section shall be payable on the tenth day of the month following the month in which the participant ceases to be a member of the Board.

1.3    IRREVOCABLE ELECTION FOR ADDITIONAL DEFERRAL

      A. Except as provided in paragraph 1.3(B), prior to the first day of each calendar year, each Non-Employee Director shall be entitled to make an irrevocable election on a form provided by the Company to receive Eligible Compensation payable during such year in cash or to defer payment of all or any portion thereof into his or her Deferral Account.

      Subject to the other provisions of this Plan, all amounts deferred under this Section with respect to a calendar year shall be payable on the earlier of:
(i) the tenth day of the month following the month in which the participant ceases to be a member of the Board; or (ii) January 10 of the fifth year following the year of deferral, subject to the participant's election at least one year prior to any such date to defer payment of all or a portion of the amount then payable for one additional period of not less than five years but not beyond the date specified in clause (i) above.

      B. Each Non-Employee Director as of the date of the adoption of this Plan by the Board and each person who becomes a Non-Employee Director during a calendar year shall, within 30 days after such date of adoption or the date of becoming a Non-Employee Director, be entitled to make the irrevocable election described in paragraph 1.3(A) for the remainder of such calendar year, which election shall be effective only as to Eligible Compensation earned after the date thereof.

      C. Failure to file an election for any year as specified in paragraphs 1.3(A) and (B) shall be deemed to be an election to receive in cash all Eligible Compensation for such year.

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                                   ARTICLE II
                     DEFERRAL ACCOUNT; DEFERRED STOCK UNITS

2.1 DEFERRAL ACCOUNT. Amounts deferred under this Plan shall be credited to a notional bookkeeping account (a "Deferral Account") established for each participant.

2.2 DEFERRED STOCK UNITS. Amounts credited to each participant's Deferral Account will be deemed to be invested in the form of deferred stock units ("DSU's") representing shares of the Company's $1.00 par value common stock ("EMS Shares"). DSU's are not actual EMS Shares, and cannot be settled in or surrendered for EMS Shares. Instead, they are bookkeeping units that will be administered by the Company to provide a return on each Deferral Account equal to the return that would occur if the amounts credited to the Deferral Account were used to purchase EMS Shares on the dates so credited, including the effects of immediate reinvestment of any cash dividends paid from time to time on the EMS Shares. Holders of DSU's have no voting rights or any attributes of stock ownership other than such equivalent economic return. The number of DSU's received upon each deferral shall be equal to the amount thereof divided by the Fair Market Value (as then defined in the Company's 1997 Stock Incentive Plan or any similar successor plan) of the EMS Shares on the date of the deferral.

2.3 RECAPITALIZATION. If, as a result of a recapitalization of the Company (including stock splits), the EMS Shares shall be changed into a greater or smaller number of shares, the number of DSU's credited to each Deferral Account shall be appropriately adjusted on the same basis as such recapitalization. If the Company shall make a distribution in kind on the EMS Shares, or the EMS Shares shall as a result of a merger, recapitalization or similar transaction be converted into different property or shares, each DSU shall thereafter be deemed to include or consist of the property or shares so distributed with respect to each EMS Share, or into which each EMS Share was so converted. The provisions of this Section shall apply to successive transactions of the type specified herein that may affect the value of the property deemed from time to time to be included in the DSU's.

                                   ARTICLE III
                        PAYMENT OF DEFERRED COMPENSATION

3.1 METHOD OF PAYMENT OF DEFERRED COMPENSATION. The first date on which a participant is entitled to receive payment of a particular deferred amount, as determined under the provisions of Section 1.2 or paragraph 1.3A, is referred to herein as the "Payment Commencement Date" with respect to such deferred amount. Payment shall be made in the form of a lump sum except to the extent the participant has elected annual installments for a period specified by the participant, commencing on the Payment Commencement Date and terminating no later than ten years from such date. Such election may be made prior to the commencement of the particular deferral, and may be made or modified thereafter on one occasion at any time at least one year prior to the Payment Commencement Date. No modification may accelerate any payment date and no modification may extend the payment date or dates by less than five years, or extend the period for installment payments beyond ten years from the Payment Commencement Date.

3.2 AMOUNT OF PAYMENTS. The amount of the each payment shall be the value of the DSU's in the participant's Deferral Account on the payment date, divided (in the case of elections of annual installments) by the total number of installments (including such installment) remaining to be paid. In each case, such value shall be the number of DSU's credited to the Deferral Account multiplied by the Fair Market Value on the date of the payment, and upon occurrence of the payment such number of DSU's shall be reduced to reflect the payment.

3.3 BENEFICIARIES; PAYMENT ON DEATH. A participant may designate on a form provided by the Company a beneficiary or beneficiaries to receive upon the participant's death any unpaid amounts credited to the participant's Deferral Account. At any time, and from time to time, a participant may change or revoke his or her beneficiary designation without the consent of any beneficiary. Any such designation, change or revocation must be made by executing a new beneficiary designation form and filing such form with the Company. If the participant designates more than one beneficiary, any payments to beneficiaries will be made in equal percentages unless the

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participant designates otherwise. Upon the participant's death, any portion of herein, and the Plan shall be administered in all respects as if such beneficiary will be paid to the participant's estate in the form of a lump sum.

3.4 PERMANENT DISABILITY. If a Participant becomes permanently disabled before payment of all or any part of amounts credited to his or her Deferral Account, the balance in such Deferral Account shall be paid in a lump sum as soon as practicable after the occurrence of such disability, unless the disabled individual is allowed to make a new election regarding distribution under
Section 3.1. The determination of permanent disability for this purpose shall be made in accordance with Section 409A of the Internal Revenue Code and the applicable regulations and other guidance of general applicability that is issued thereunder ("Section 409A").

3.5 ACCELERATION OF PAYMENT. Except as expressly provided in this Section 3.5, no payment of benefits shall be made under this Plan prior to the payment date or dates established pursuant to Section 1.2 or paragraph 1.3A above. A Participant who is suffering an unforeseen and severe financial hardship as a result of an illness or accident affecting the Participant or his or her immediate family, or loss of Participant's property due to casualty, or of such other similar extraordinary and unforeseeable circumstances, arising as a result of events beyond the control of the Participant (as the Committee may establish in accordance with any provisions of the Internal Revenue Code or of regulations adopted thereunder, either as in effect from time to time, compliance with which is specified therein as a requirement for deferral into a subsequent tax year of recognition as taxable income of Eligible Compensation with respect to any year), may file a written request with the Committee for distribution of all or a portion of the amount credited to his or her Deferral Account. The Committee shall have sole discretion to determine whether to grant a Participant's hardship request and the amount to distribute to the Participant. The Committee shall not authorize distribution of an amount in excess of that reasonably necessary to alleviate the hardship, after consideration of both taxes owed on the distribution and other financial resources available to the Participant. Any Participant who receives a hardship distribution shall not be eligible to make additional deferrals of Eligible Compensation pursuant to Section 1.3 for a period of 12 months immediately following the date of the distribution. If such Participant becomes eligible under the preceding sentence prior to the last day of a calendar year, he or she must elect to participate within 30 days of the date he becomes so eligible, and prior to the end of the calendar year, and otherwise may not again become a Participant until the first day of the immediately following year.

                                   ARTICLE IV
                                     GENERAL

4.1 PLAN AMENDMENT AND TERMINATION. The Board may amend or terminate this Plan at any time. Upon termination of the Plan, each participant's Deferral Account shall be distributed in accordance with Article II.

4.2 NO RIGHT TO CORPORATE ASSETS. This Plan is a non-qualified, unfunded, deferred compensation plan. The Company will not be required to reserve, segregate or deposit any funds or assets of any kind to meet its obligations hereunder, which obligations are general unsecured obligations of the Company. Nothing in this Plan will give a participant, a participant's beneficiary, or any other person any equity or other interest in the assets of the Company, or create either a trust or fiduciary relationship of any kind between the Company and any such person. Any rights that a participant, beneficiary or other person may have under this Plan shall not be assignable by any such person. However, nothing contained herein shall prevent the Company, in its sole discretion, from establishing a trust (but only under the laws of a jurisdiction within the United States), including a so-called rabbi trust, for the purpose of providing for the payment of its obligations arising hereunder . The assets of such trust shall remain subject to the claims of the Company's creditors, and no participant shall have any interest in such assets.

4.3 LIMITATION ON RIGHTS CREATED BY PLAN. Nothing in this Plan will give a participant any right to continue as a member of the Board.

4.4 GOVERNING LAW. This Plan will be construed, enforced and administered according to the laws of the State of Georgia.

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4.5 ADMINISTRATION AND INTERPRETATION. The Company may adopt any rules and procedures it deems appropriate to provide for the orderly and efficient administration of the Plan.

      The Committee may interpret the provisions of this Plan, and in the absence of bad faith any such interpretations shall be binding upon the Company and all participants. The Committee may also make any amendments or clarifications of a technical nature that it deems appropriate to carry out the terms of this Plan.

4.6 CHANGE OF CONTROL. For two years after a Change of Control, and except with the consent of each person at that time participating in this Plan, this Plan may not be terminated, nor may it be amended if such amendment would (i) reduce the amount of any benefit provided hereunder below the amount that would have been payable on the date immediately preceding the date of the Change of Control, or (ii) reduce the rate or amount of benefits accruing hereunder below that in effect on the date immediately preceding such date.

      A "Change of Control" shall be deemed to have occurred upon the occurrence of a Triggering Event as defined in the Company's Stockholder Rights Plan dated as of April 6, 1999.

4.7 CONFORMANCE WITH SECTION 409A. At all times, this Plan shall be operated in accordance with the requirements of Section 409A. Any action that may be taken (and, to the extent possible, any action actually taken) by the Committee or the Company shall not be taken (or shall be void and without effect), if such action violates the requirements of Section 409A. Any provision in this Plan document that is determined to violate the requirements of Section 409A shall be void and without effect. In addition, any provision that is required to appear in this Plan document that is not expressly set forth shall be deemed to be set forth herein, and the Plan shall be administered in all respects as if such provision were expressly set forth. If the Plan in form or operation does not comply with any provision of Section 409A, compliance with which is specified therein as a requirement for deferral into a subsequent tax year of recognition as taxable income of compensation with respect to any calendar year, that defect in form or operation shall be treated for the purposes of this Section 4.7 as violating
Section 409A.

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